Exhibit (10)(v)

McDonald’s Corporation

Executive Supplement

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

February 10, 2010

This Executive Supplement describes the stock ownership plans of McDonald’s Corporation. You should read this Executive Supplement as well as the global prospectus, dated February 10, 2010 (the “Global Prospectus”). This Executive Supplement focuses on the treatment of McDonald’s stock options and restricted stock units(“RSUs”) granted on or after February 10, 2010 to recipients who are or become designated as Executives. In the case of a discrepancy between the plans, the Global Prospectus and this Executive Supplement, the terms of this Executive Supplement govern for matters addressed herein. Capitalized terms used and not defined in this Executive Supplement have the meanings given in the Amended and Restated 2001 Omnibus Stock Ownership Plan, as amended, unless otherwise noted.

Who is subject to the terms of this Executive Supplement?

Officers who, either at the time of grant or at any time within the six month period prior to termination, are designated as ‘Executive Officers’ by the McDonald’s Corporation Board of Directors, other than the principal accounting officer. Notwithstanding the prior sentence, the terms of this Executive Supplement shall not apply to awards granted to those officers who participate in the Executive Retention Replacement Plan, which includes rules with respect to stock options and RSUs that are substantially identical to the provisions of this Executive Supplement.

What grants are covered by the terms of this Executive Supplement?

Grants made on or after February 10, 2010 are subject to the terms of this Executive Supplement. The terms of this Executive Supplement will not apply to any grants made prior to February 10, 2010.

How do the terms contained in this Executive Supplement change the terms of my stock options upon termination of employment?

Any unvested stock options that are eligible for accelerated vesting and exercisability pursuant to the terms of the 2001 Plan, shall not become exercisable upon your termination of employment but shall instead become exercisable in accordance with their original vesting schedule (25% on each of the first, second, third and fourth anniversaries of the grant date). Any unvested stock options that are not eligible for accelerated vesting pursuant to the 2001 Plan shall be canceled upon your termination. The final day to exercise any stock options shall continue to be governed by the terms of the 2001 Plan and shall not be affected by the terms of this Executive Supplement.

How do the terms contained in this Executive Supplement change the terms of my RSUs upon termination of employment?

RSUs that are eligible for pro-rated vesting pursuant to their terms shall be settled and paid out on the original vesting date instead of upon termination of employment, subject to any applicable performance vesting conditions established at the time of grant.

Can I lose my stock options that will become exercisable in the future or any RSUs that will be paid out in the future?

If your employment terminates in circumstances under which you are entitled to keep your options that were not canceled upon your termination of employment and/or pro-rata RSUs that will be settled in the future (for example, if you are eligible for Retirement or terminated by McDonald’s Corporation under Special Circumstances), you will lose those awards if you violate a restrictive covenant to which you agreed to at or before the time of your termination. Restrictive covenants include, but are not limited to a non-competition, non-solicitation, non-disparagement or confidentiality. If you violate any restrictive convenant following your termination, the Company may immediately cancel all outstanding stock options or RSUs.

How do the terms contained in this Executive Supplement impact any terms of my grants that are not specifically addressed in this Executive Supplement?

Except as otherwise provided in this Executive Supplement, the other terms and conditions of the awards (including the termination rules applicable to the employee under the 2001 Plan, the terms of the original grant, and/or any supplemental rules, as applicable) shall continue to apply.